Exhibit 10.13
FIRST AMENDMENT TO
COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT
     THIS FIRST AMENDMENT TO COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Amendment”), dated as of January 2, 2008, is by and among: (i) Bank of America, N.A. (in its individual capacity herein referred to as the “Collateral Agent Bank” and in its capacity as collateral agent herein referred to as the “Collateral Agent”), (ii) Bank of America, N.A., a national banking association, as U.S. Agent under the Bank Credit Agreement for the Bank Credit Agreement U.S. Lenders, (iii) The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company (together with their respective successors and assigns as Holders of Notes, the “Noteholders”), (iv) The Northern Trust Company, an Illinois banking corporation, as party to a Trade Agreement (together with its successors and assigns, “Northern”), (v) A. M. Castle & Co., a Maryland corporation (together with its successors and assigns, the “Company”) and (vi) the Guarantors party hereto.
RECITALS
     1. The Collateral Agent, the U.S. Agent, the Noteholders, Northern, the Company and the Guarantors entered into that certain Amended and Restated Collateral Agency and Intercreditor Agreement dated as of September 5, 2006 (the “Intercreditor Agreement”). Capitalized terms used herein which are not defined herein and which are defined in the Intercreditor Agreement shall have the same meanings as therein defined.
     2. The parties have agreed to amend the Intercreditor Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     1. Amendments to the Intercreditor Agreement. Effective upon satisfaction of the conditions precedent set forth in Section 2 below, the Intercreditor Agreement is hereby amended as follows:
     (A) Section 1. The following definitions in Section 1 are hereby amended to read as follows:
     Bank Credit Agreement Debt. Shall mean all indebtedness, obligations and liabilities of any of the Company and Guarantors to or for the benefit of U.S. Agent and Bank Credit Agreement U.S. Lenders (or their Affiliates) arising or incurred under the Bank Credit Agreement Documents or the Guaranties related thereto, existing on the date of this Agreement or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, arising by contract, operation of law or otherwise, including, but not limited to, Post-Petition Interest. Notwithstanding the foregoing, Bank Credit Agreement Debt shall not include any obligations for the payment of principal in excess of $240,000,000 (plus (i) the amount of any applicable fees and costs payable to U.S. Agent or the U.S. Bank Credit Agreement Lenders (or their Affiliates) under the Bank Credit Agreement Documents, (ii) all Bank Credit Agreement Swap Obligations, and (iii) all Bank Credit Agreement Treasury Management Obligations) plus the amount of any Additional Future Debt incurred under the Bank Credit Agreement.

     Bank Credit Agreement Treasury Management Obligations. Shall mean all obligations, liabilities and indebtedness of any Obligor to any Bank Credit Agreement U.S. Lender or any Affiliate of any Bank Credit Agreement U.S. Lender with respect to any treasury management or similar services (i) provided to any such Obligor by such Bank Credit Agreement U.S. Lender or its Affiliate or (ii) guaranteed by any such Obligor.
     Guarantors. Shall mean each of Datamet, Inc., an Illinois corporation, Keystone Tube Company, LLC, a Delaware limited liability company, Total Plastics, Inc., a Michigan corporation, Paramont Machine Company, LLC, a Delaware limited liability company, Advanced Fabricating Technology, LLC, a Delaware limited liability company, Oliver Steel Plate Co., a Delaware corporation, Transtar Inventory Corp., a Delaware corporation, Transtar Metals Corp., a Delaware corporation and Transtar Marine Corp., a Delaware corporation, and any other party that may from time to time hereafter execute and deliver a guaranty for the benefit of any one or more of the Secured Parties guarantying the Secured Obligations (collectively, the “Guaranties”). Notwithstanding the foregoing, the U.K. Borrower and its Subsidiaries shall not be required to become Guarantors for purposes of this Agreement.
     Principal Obligations. Shall mean Note Principal Obligations in an amount not to exceed $75,000,000, the outstanding principal amount of Bank Credit Agreement Debt (exclusive of Bank Credit Agreement Swap Obligations and Bank Credit Agreement Treasury Management Obligations) in an amount not to exceed $240,000,000 and the outstanding principal amount of Trade Agreement Debt in an amount not to exceed $10,000,000, and the outstanding principal amount of all Additional Future Debt.
     Secured Parties. Shall mean the Collateral Agent for the ratable benefit of the Bank Credit Agreement U.S. Lenders and each of the holders of Note Debt, Bank Credit Agreement Debt, Trade Debt and Additional Future Debt.
     (B) Section 1.1. The definition of “U.K. Borrower” is hereby added to Section 1 of the Intercreditor Agreement in the appropriate alphabetical order to read as follows:
     U.K. Borrower. Shall mean A.M. Castle Metals UK, Limited.
     (C) Section 1.1. The definition of “Stock Pledge Agreement” is hereby deleted from Section 1 of the Intercreditor Agreement.
     (D) Section 4.3. Section 4.3 of the Intercreditor Agreement is hereby amended to read as follows:
     4.3 Additional Collateral. Each of U.S. Agent, each Noteholder, Northern and each holder of Additional Future Debt hereby covenants and agrees that it will not take, hold or suffer to exist any security interest in or Lien on any assets as security for any of the Secured Obligations unless such security interest or Lien is granted in favor of, or otherwise made available to, the Collateral Agent for the benefit of U.S. Agent, the Noteholders, Northern and the holders of Additional Future Debt as contemplated by this Agreement. Notwithstanding anything contained herein, the U.S. Agent shall be permitted to take a security interest in and a Lien on the assets of the U.K. Borrower and its Subsidiaries as security for the obligations owing by such Persons under the Bank Credit Agreement Documents and the U.S. Agent shall not be required to make such security interest and Lien available to the Collateral Agent for the benefit of the Noteholders, Northern or the holders of any Additional Future Debt.

     (E) Section 4.11. A new Section 4.11 is hereby added to the Intercreditor Agreement is hereby amended to read as follows:
     30.3 Special Provisions Regarding Recoveries from the U.K. Borrower and its Subsidiaries. If any Secured Party receives any payment from, or proceeds of security interests in assets pledged for the benefit of such Secured Party by, the U.K. Borrower or any of its Subsidiaries (a “U.K. Recovery”) at any time after any amounts on account of the Secured Obligations have been received or recovered from the Company, the Guarantors or the Collateral and have been distributed to the Secured Parties in accordance with Section 4.1(b) or Section 4.2 (a “Section 4.1 Distribution”), then the Collateral Agent shall recalculate (a “Recalculation”) the proportionate shares of each Secured Creditor (as contemplated by Section 4.1(b)) in the assets distributed pursuant to such Section 4.1 Distribution assuming that the U.K. Recovery had occurred immediately prior to such Section 4.1 Distribution. If as a result of any Recalculation, and after taking into account any prior Recalculations, any Secured Party has received an amount in excess of the amount it would have received under Section 4.1(b) or Section 4.2 if such U.K. Recovery had occurred immediately prior to such Section 4.1 Distribution, such Secured Party will pay over to the other Secured Parties such amount as shall result in each Secured Party receiving in respect of the Secured Obligations owing to it its proportionate payment as contemplated by Section 4.1(b) or Section 4.2, as the case may be, after giving effect to the Recalculation; provided that if all or any part of such excess payment is thereafter recovered from such Secured Party, such payment shall be rescinded and the amount returned to the extent of such recovery, but without interest.
     (F) Section 13.3. Section 13.3(b) of the Intercreditor Agreement is hereby amended to read as follows:
     (b) No Secured Party may sell any Secured Obligation or any interest therein to any Affiliate of the Company (other than a sale which constitutes a payment under a Guaranty after an Event of Default), or accept any payment of a Secured Obligation from an Affiliate of the Company (other than payments under a Guaranty after an Event of Default), without the consent of the Majority Secured Parties; provided, however, that the U.S. Agent and Bank Credit Agreement U.S. Lenders may accept payments by the U.K. Borrower and/or its Subsidiaries of obligations owing by such Persons under the Bank Credit Agreement Documents at any time.
     2. Conditions Precedent. This Amendment shall become effective upon receipt by the Collateral Agent of counterparts of this Amendment duly executed by the Collateral Agent, the Majority Secured Parties, the Company and the Guarantors.
     3. First Amendment to the Bank Credit Agreement. Each of the Noteholders and Northern hereby acknowledge and consent to the changes in the Bank Credit Agreement effected by the First Amendment to Credit Agreement dated as of January 2, 2008.
     4. Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all parties. The Collateral Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     5. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.
     6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF each of the parties hereto has caused this Amendment to be duly executed on the date first above written.

COLLATERAL AGENT:	BANK OF AMERICA, N.A.

	By: Name:	/s/Michael Brashler Michael Brashler
	Title:	Vice President

SECURED PARTIES:	BANK OF AMERICA, N.A.,
as U.S. Agent

	By: Name:	/s/Michael Brashler Michael Brashler
	Title:	Vice President

THE NORTHERN TRUST COMPANY

	By: Name:	/s/Keith Burson Keith Burson
	Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

	By: Name:	/s/ G. Anthony Coletta G. Anthony Coletta
	Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

	By: Name:	/s/ G. Anthony Coletta G. Anthony Coletta
	Title:	Vice President

COMPANY:	A.M. CASTLE & CO.

	By: Name:	/s/ Michael H. Goldberg Michael H. Goldberg
	Title:	President and Chief Executive Officer

GUARANTORS:	DATAMET, INC.

	By: Name:	/s/ Lawrence A. Boik Lawrence A. Boik
	Title:	Vice President, Treasurer and Assistant Secretary

KEYSTONE TUBE COMPANY, LLC

By: Name:	/s/ Lawrence A. Boik Lawrence A. Boik
Title:	Vice President

TOTAL PLASTICS, INC.

By: Name:	/s/ Lawrence A. Boik Lawrence A. Boik
Title:	Vice President

PARAMONT MACHINE COMPANY, LLC

By: Name:	/s/ Lawrence A. Boik Lawrence A. Boik
Title:	Vice President

ADVANCED FABRICATING TECHNOLOGY, LLC

By: Name:	/s/ Lawrence A. Boik Lawrence A. Boik
Title:	Vice President

OLIVER STEEL PLATE CO.

By: Name:	/s/ Lawrence A. Boik Lawrence A. Boik
Title:	Treasurer

TRANSTAR INVENTORY CORP.

By: Name:	/s/ Lawrence A. Boik Lawrence A. Boik
Title:	Vice President

TRANSTAR METALS CORP.

By: Name:	/s/ Lawrence A. Boik Lawrence A. Boik
Title:	Vice President

TRANSTAR MARINE CORP.

By: Name:	/s/ Lawrence A. Boik Lawrence A. Boik
Title:	Vice President